CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FINANCIAL DATA SYSTEMS, INC.

-------------------------------------------------------------------------------

         Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

-------------------------------------------------------------------------------


     The undersigned, being the President and Secretary, respectively, of Financial Data Systems, Inc., a Delaware Corporation ("Corporation"), do hereby certify as follows:

     FIRST, that the Amended and Restated Certificate of Incorporation of the Corporation has been amended by striking out Article FIRST an substituting in lieu thereof the following:

          FIRST. The name of the Corporation is
                "INDIVIDUAL INVESTOR GROUP, INC."

     SECOND, that such amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon at a meeting of stockholders.

     THIRD, that such amendment shall take effect on the first day of June, 1993.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jonathan L. Steinberg, its President and attested to by Scot A. Rosenblum, its Secretary, this 26th day of May, 1993.




                                            FINANCIAL DATA SYSTEMS, INC.


                                            By:       /s/ Jonathan Steinberg
                                                     Jonathan L. Steinberg,
                                                          President, Treasurer
                                                          and Chairman




ATTEST:


/s/ Scot Rosenblum
Scot A. Rosenblum,
   Secretary